UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 975-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0013	PGNX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Progenics Pharmaceuticals, Inc. (the “Company”) as borrower, and Lantheus Medical Imaging, as lender, entered into a bridge loan agreement, on March 15, 2020. Pursuant to the bridge loan agreement, Lantheus Medical Imaging agreed to provide a secured short-term loan to the Company on or after May 1, 2020 in an aggregate principal amount of up to $10 million. On May 22, 2020, the Company drew down the full principal amount of $10 million available under the bridge loan agreement. The bridge loan matures on the earlier to occur of (a) September 30, 2020 and (b) the date on which the Company enters into a debt financing or similar arrangement, or any amendment to, or replacement of, its existing debt provided by one or more third parties following the termination date of the Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2020, as filed by the Company with the Securities and Exchange Commission on a Current Report on Form 8-K on February 20, 2020, in either case having aggregate net cash proceeds that exceed the amount then required to repay all obligations under the bridge loan agreement in full in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ David W. Mims
David W. Mims
Interim Chief Executive Officer and Interim Chief Financial Officer

Date: May 28, 2020